M A S T E R L E A S E


                     QUANTUM PERIPHERALS REALTY CORPORATION



                                     Lessor


                                       AND

                              QUANTUM CORPORATION,


                                     Lessee




                         Dated as of September 10, 1996





         NOTE: ALL RIGHTS OF THE LESSOR IN AND TO THIS LEASE HAVE BEEN ASSIGNED TO CS FIRST BOSTON MORTGAGE CAPITAL CORP. AS ADDITIONAL SECURITY FOR A LOAN MADE BY IT TO THE LESSOR, WHICH LOAN IS FURTHER SECURED BY A MORTGAGE, DATED AS OF SEPTEMBER 10, 1996 AND A DEED OF TRUST DATED SEPTEMBER 10, 1996.









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                                  MASTER LEASE


         This MASTER LEASE (this "Lease") is dated as of the 10th day of September, 1996, and is between Quantum Peripherals Realty Corporation ("Lessor"), a Delaware corporation having an address at 500 McCarthy Boulevard, Milpitas, California 95035 and Quantum Corporation ("Lessee"), a Delaware corporation having its principal office at 500 McCarthy Boulevard, Milpitas, California 95035 .


                                    ARTICLE I


         1.1. Leased Property; Term. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following property (collectively, the "Leased
Property"):

                  (a) the plots, pieces or parcel of land (the "Land") described in Exhibit A-1 and located in Shrewsbury, Massachusetts (hereinafter, the "Shrewsbury Property") and Exhibit A-2 and located in Louisville, Colorado(hereinafter the "Louisville Property") attached hereto,

                  (b) all buildings, structures, Fixtures and other improvements presently situated or hereafter constructed upon the Land (collectively, the "Leased Improvements"),

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements, and

                  (d) all equipment, machinery, fixtures, and other items of property, including all components thereof, now or hereafter located in, on and used in connection with, the operation or maintenance of the Leased Improvements, which are now or hereafter owned by Lessor, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, ventilating, refrigerating, waste disposal, air-cooling and air conditioning apparatus, sprinkler systems and fire and theft protection equipment (other than Lessee's Equipment) and which are hereby deemed by the parties hereto to constitute real estate under the laws of the State, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"),






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SUBJECT, HOWEVER, to the matters set forth in Exhibit A; to have and to hold for term of ten (10) years (the "Term") commencing on September 10, 1996 (the "Commencement Date"), and ending at midnight on October 1, 2006.


                                   ARTICLE II

         2.1. Definitions. As used in this Lease, (a) unless otherwise specified, all references to sections and articles shall refer to sections or articles of this Lease, (b) all terms defined herein in the singular shall have the same meanings when used in the plural and vice versa and (c) the following capitalized terms have the respective meanings set after them:

         Additional Facilities: One or more new buildings or one or more additional structures annexed to any portion of the Leased Improvements which are constructed on the Land during the Term. No replacement, restoration or rebuilding of the Leased Improvements or any portion thereof shall be deemed an Additional Facility.

         Additional Rent:  As defined in Section 3.2.

         Alterations:  As defined in Section 10.1.

         Basic Rent:  As defined in Section 3.1.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order to close.

         Commencement Date:  As defined in Section 1.1.

         Consent: A Consent and Agreement being executed by Lessee contemporaneously herewith.

         Consolidated Tangible Net Worth: The consolidated net worth of any Person and its Subsidiaries less the sum of the following consolidated items:
(a) any surplus resulting from any write-up of assets; (b) goodwill, including any amounts (however designated on the balance sheet of such Person or any of its Subsidiaries) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess; (c) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and





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expense, organization expenses, experimental and development expenses, but excluding prepaid expenses and prepaid taxes); (d) any amounts at which shares of capital stock of such Person appear on the asset side of the balance sheet of such Person or any of its Subsidiaries; and (e) any amount of Debt not included in the computation of the consolidated net worth of such Person and its Subsidiaries.

         Cost:  The amount specified in Exhibit B.

         Debt: With respect to Lessor or Lessee, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade accounts payable and accrued liabilities in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others, including but not limited to the kinds referred to in clause (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         Default: Any condition or event which constitutes or would constitute an Event of Default either with or without notice or lapse of time, or both.

         Environmental Report: The environmental audit report for the Leased Property and any supplements or updates thereto previously delivered to Lessor's Assignees including, without limitation, the following:

                           1. Environmental Audit, Parcel F, Lot 2, Block 1. Centennial Valley Business Park, Louisville, Colorado, prepared by HLA, February 17, 1995;

                           2. Phase II Site Investigation Report, Parcel F, Lot 2, Block 1, Centennial Valley Business Park, Louisville, Colorado, prepared by HLA, April 11, 1995;

                           3. Letter pertaining to soil excavation at Parcel F, Lot 2, Block 1, Centennial Valley Business Park, Louisville, Colorado, prepared by Edward Quevedo, Holtzmann, Wise & Shepard, July 9, 1995;






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                           4.  Baseline Environmental, Health and Safety
                  Evaluation, Digital Equipment Corporation, prepared by Arthur D. Little, Inc., September 1994;

                           5. Phase II Environmental Site Assessment, 333 South Street, Shrewsbury, Massachusetts, prepared by Rizzo Associates, Inc. January 5, 1995;

                           6. Phase I Environmental Assessment, Parcel F, Lot 2, Block 1, Centennial Valley Business Park, Louisville, Colorado, prepared by EMG, August 6, 1996; and

                           7. Phase I Environmental Assessment, 333 South Street, Shrewsbury, Massachusetts, prepared by EMG, August 5, 1996.

         Event of Default:  As defined in Section 17.1.

         Fixed Term:  As defined in Section 1.1.

         Fixtures:  As defined in Section 1.1.

         GAAP: Generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

         Hazardous Materials: Any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Leased Property.

         Impositions: All taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises,





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levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental and quasi-governmental charges and other charges imposed by or owed to any ground lessor, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Basic Rent or Additional Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's Assignees, if any, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof, or the acquisition or financing of the acquisition of the Leased Property by Lessor. Nothing contained in this Lease shall be construed to require Lessee to pay any tax, assessment, levy or charge imposed on Lessor or Lessor's Assignees, if any, for the privilege of doing business in the State specifically as a corporation, or any capital levy, estate, inheritance, succession, transfer, net income or net revenue tax of Lessor or Lessor's Assignees, if any, except that if at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Leased Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the gross income or gross rents received therefrom from Lessee whether or not wholly or partially as a capital levy or otherwise which is calculated without deduction of any portion of such gross income or gross rents so received, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Leased Property and imposed upon Lessor or Lessor's Assignees, if any, or (c) a license fee measured by the gross rents received from Lessee which is calculated without deduction of any portion of such gross rents so received, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Impositions payable by Lessee hereunder; provided that any tax, assessment, levy, imposition or charge imposed on income from the Leased Property shall be calculated as if the Leased Property is the only asset of Lessor.

         Indenture: Any mortgage, deed of trust or deed to secure debt, as applicable, constituting a first lien on the Leased





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Property as the same may be modified, amended or supplemented from time to time, which may be executed as security for any indebtedness of the Lessor.

         Insurance Requirements: All terms of any insurance policy required by this Lease or applicable to the Leased Property, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Leased Property or any use or condition thereof, which may, at any time, be recommended by either (a) the Board of Fire Underwriters, if any, having jurisdiction over the Leased Property, or (b) the Factory Mutual System (or any other body exercising similar functions).

         Land:  As defined in Section 1.1.

         Leased Improvements; Leased Property:  Each as defined in
Section 1.1.

         Lease Year: A twelve (12) month period commencing on the Commencement Date or on an annual anniversary date thereof, as the case may be.

         Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations in or to the Leased Property or (b) in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee, at any time in force affecting the Leased Property.

         Lessee's Equipment:  As defined in Section 6.2.

         Lessor's Assignees: Collectively, any assignees designated in any collateral assignment of Lessor's interest in this Lease as additional security for any indebtedness of Lessor also secured by an Indenture.

         Net Worth: With respect to any Person at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries and (ii) all reserves established by such Person and its Subsidiaries for anticipated





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losses and expenses (to the extent not deducted in calculating total assets in clause (a) above).

         Note: Any secured promissory note of Lessor issued and delivered to evidence funds advanced to enable Lessor to acquire and pay for the Leased Property and any note or notes issued in substitution or exchange therefor or in replacement thereof.

         Officer's Certificate: A certificate of Lessee signed by the president or any vice president or the treasurer, or another officer authorized to so sign by the board of directors or by-laws of Lessee.

         Overdue Rate: A rate per annum equal to the "Default Rate" set forth in the Note.

         Payment Date:   Any due date for the payment of the
installments of Basic Rent.

         Permitted Use: Office, research and development use and any other lawful use.

         Person: Any individual corporation, partnership, joint venture, estate, trust, unincorporated association, limited liability company, any federal, state, county or municipal government of any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         Related Corporation:  As defined in Section 24.1.

         Rent:  Collectively, the Basic Rent and Additional Rent.

         Senior Debt: Any and all existing and future Debt of Lessee which by its terms is a senior obligation of Lessee including but not limited to, the obligations of (i) Lessee under (A) that certain Credit Agreement dated October 3, 1994, as amended, by and among Lessee and the Banks named therein, and (B) capital lease agreements, and (ii) Lessor under that certain Promissory Note dated as of the date hereof in favor of CS First Boston Mortgage Capital Corp.

         Significant Subsidiary: A Subsidiary meeting any one of the following conditions:

         (i) the assets of the Subsidiary, or the investments in and advances to the Subsidiary by the Lessee and the Lessee's other Subsidiaries, exceed fifteen percent of the assets of the Lessee and its Subsidiaries on a consolidated basis;






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         (ii) the sales and operating revenues of the Subsidiary exceed ten percent of the sales and operating revenues of the Lessee and the Lessee's Subsidiaries on a consolidated basis; or

         (iii) the Subsidiary is the parent of one or more Subsidiaries and, together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

         State:  The State or Commonwealth in which the Leased
Property is located.

         Subordinated Debt: Any indebtedness of Lessee or its Subsidiaries which is subordinated to the Senior Debt.

         Subsidiary: (a) Any corporation more than 50% of whose voting stock is owned, controlled, directly or indirectly, by such entity or one or more other Subsidiaries of such entity, or (b) any limited partnership of which such entity or any of its Subsidiaries is a general partner, or (c) any other entity (other than a corporation) in which such entity or one or more other Subsidiaries of such entity, or such entity and one or more other Subsidiaries of such entity, directly or indirectly, owns more than 50% of the outstanding capital stock or has the power, through the ownership or voting stock, by contract or otherwise, to direct or cause the direction of the management and policies of such entity.

         Successor Corporation:  As defined in Section 24.3.

         Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessee, provided that lack of funds regardless of the cause therefor shall not be deemed a cause beyond the control of Lessee.


                                   ARTICLE III

         3.1. Basic Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor's address set





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forth above or at such other place or to such other Persons as Lessor from time to time may designate in writing, a net basic rental (the "Basic Rent") in arrears during the Term, as follows:

         The Basic Rent shall be an amount equal to $4,658,849.34 per annum as a fixed obligation payable in equal consecutive monthly installments of $388,237.44 each, commencing on November 1, 1996 and continuing thereafter on the 1st day of each month, through and including September 1, 2006, with a final payment of equal to the final payment due under that certain Promissory Note from Lessor as Maker to CS First Boston Mortgage Capital Corp. dated as of the date hereof due, October 1, 2006. The amount of Basic Rent allocable to the Shrewsbury Property is set forth in Exhibit C-1 attached hereto. The amount of Basic Rent allocable to the Louisville Property is set forth in Exhibit C-2 attached hereto.

         Lessee agrees to wire federal or other immediately available funds in payment of the Basic Rent to Lessor, or as Lessor may direct, on the day each payment is due, or if such day is not a Business Day then on the next Business Day prior to such date, so that Lessor shall receive immediately available funds in such location as Lessor may designate on each such date. The Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Basic Rent throughout the Term, all as more fully set forth in Section 5.1. If any portion of the Basic Rent is not paid within 5 days after the date on which it is due, Lessee shall pay to Lessor on demand an amount equal to the lesser of 5% of such unpaid portion of Basic Rent or the maximum amount permitted by applicable law, to defray the expense incurred by Lesser in handling and processing such delinquent payment and to compensate Lessee for the loss of the use of such delinquent payment.

         3.2. Additional Rent. In addition to the Basic Rent, Lessee will also pay and discharge as additional rent (collectively, the "Additional Rent") all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and in the event of any failure on the part of Lessee to pay any of the foregoing, every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise as in the case of non-payment of the Basic Rent. If any installment of Basic Rent or Additional Rent shall not be paid within five (5) days after its due date, Lessee will pay Lessor on demand, as Additional Rent, interest on such overdue amount (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof.





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                                   ARTICLE IV

         4.1. Payment of Impositions. Subject to Section 13.1 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor and Lessor's Assignees, if any, copies of official receipts or other satisfactory proof evidencing such payments, except that, with respect to all real estate taxes and assessments, Lessee shall, upon request of Lessor or Lessor's Assignees and at Lessee's expense, contract with a tax delinquency reporting service satisfactory to Lessor's Assignees, if any, to provide Lessor's Assignees with periodic status reports as to all such payments in respect of the Leased Property. Lessee's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions, respectively, become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessee, at its expense, shall prepare and, to the extent it may legally do so, file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, provided that no Event of Default shall have occurred, the same shall be retained by Lessee. In the event that an Event of Default shall have occurred, any such refund shall be the property of Lessor and, if received by Lessee, shall be promptly paid over to Lessor. The provisions of this Section 4.1 shall survive termination of this Lease.

         4.2. Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder.

         4.3. Adjustment of Impositions. Impositions imposed in respect of the tax fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.






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         4.4.  Utility Charges.  Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

         4.5. Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Section 14.1.


                                    ARTICLE V

         5.1. No Termination, Abatement, etc. Except as otherwise specifically provided herein, Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause or any Taking or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property or any portion thereof, the interference with such use by any Person or by reason of any eviction by paramount title, or any other defect in title, or Lessee's acquisition of ownership of the Leased Property otherwise than pursuant to an express provision of this Lease, (c) any claim which Lessee has or might have against Lessor or against any of Lessor's Assignees, if any, or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties,
(d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or any action with respect to this Lease that may be taken by a trustee or receiver of Lessor or any assignee of Lessor or by any court in any such proceeding, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be available to Lessee by law or in equity to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or
(ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the net Basic Rent and Additional Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations





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to pay the same shall be terminated pursuant to the express provisions of this Lease.


                                   ARTICLE VI

         6.1. Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased
Property upon the terms and conditions of this Lease.

         6.2. Lessee's Equipment. Lessee may, at its expense, install or assemble or place on the Land or in the Leased Improvements, and remove and substitute, any items of machinery, equipment, furnishings or trade fixtures or other personal property owned by Lessee and used or useful in Lessee's business (collectively, "Lessee's Equipment"), and Lessee shall remove the same upon the expiration or prior termination of the Term; provided, however, that Lessee shall have no right to remove any item which constitutes a Fixture. All Lessee's Equipment shall be and remain the property of Lessee, provided that any of Lessee's Equipment not removed by Lessee upon the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without obligation to account therefor. All costs and expenses incurred in removing, storing and disposing of Lessee's Equipment shall be paid by Lessee. Lessee will repair, at its expense, all damage to the Leased Property caused by the removal of Lessee's Equipment, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss or damage to Lessee's Equipment.


                                   ARTICLE VII

         7.1. Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined title to, and the condition of, the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for all purposes hereunder. Lessee is renting the Leased Property "as is" in its present condition. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO LESSOR'S TITLE THERETO OR OTHERWISE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE.





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LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS
SATISFACTORY TO IT.

         7.2. Use of the Leased Property. Lessee may use the Leased Property only for the Permitted Use. Lessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Leased Property or any use to be made thereof contrary to any Legal Requirements or Insurance Requirements applicable thereto. Lessee shall not use or occupy or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property or any part thereof, in a manner that may make it impossible to obtain any insurance thereon which Lessee is, or may be, required to furnish hereunder, or that will cause or be likely to cause structural injury to any of the Leased Improvements, or that will constitute a public or private nuisance or waste.


                                  ARTICLE VIII

         8.1. Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Section 13.1 relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and whether or not such Legal Requirements or Insurance Requirements represent a change in policy of the entity promulgating or enforcing any such Legal Requirement or Insurance Requirement, and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Improvements or any part thereof.


                                   ARTICLE IX

         9.1. Maintenance and Repair. (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto in good order and repair (ordinary wear and tear excepted), and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent possible, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof or commit any waste of the Leased Property or any part thereof.

         (b) Lessor shall not under any circumstances be required to build any improvements on the Leased Property, or to make any repairs, replacements, alterations or renewals of any nature or description to the Leased Property, whether ordinary or extra-ordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution this Lease or hereafter enacted.

         (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property.

         (d) Unless Lessor shall convey the Leased Property to Lessee pursuant to the provisions of this Lease, upon the expiration or prior termination of the Term, Lessee will vacate and surrender the Leased Property to Lessor in substantially the same condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease.

         9.2. Encroachments, Restrictions, etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Any such alteration shall be made in conformity with the requirements of Section 10.1.


                                    ARTICLE X

         10.1. Alterations, Substitutions and Replacements. Lessee, at its expense, may at any time and from time to time make alterations of, and additions to, the Leased Improvements or any part thereof and substitutions and replacements for the same (collectively, "Alterations"), provided that (a) the market value of the Leased Property shall not be reduced or its usefulness impaired, (b) the work shall be done expeditiously and in a good and workmanlike manner, (c) the plans and specifications for any single Alteration with an estimated cost in excess of $500,000, or, in the case of structural Alterations, $250,000 shall be approved in writing by Lessor, such approval not to be unreasonably withheld; provided, however, that if the Lessee shall not have received either approval or rejection of any such plans and specifications within twenty (20) business days after delivery of the same to Lessor and Lessor's Assignees, if any, such plans and specifications shall be conclusively deemed approved for all purposes hereof, (d) Lessee shall comply with all Legal Requirements and Insurance Requirements, if any, applicable to the work, and (e) Lessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work. All Alterations shall immediately become and remain the property of Lessor, shall be deemed part of the Leased Property, and shall be subject to all of the terms and provisions of this Lease. In case the estimated cost of any Alteration exceeds $500,000 or, in the case of Structural Alterations $250,000, such Alteration shall be made under the supervision of a qualified architect, engineer or contractor who shall have been approved in writing by Lessor, which approval shall not be unreasonably withheld. No Alterations shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property. Provided Lessee is not then in Default under this Lease, upon the expiration or earlier termination of the Term hereof, Lessee shall have no obligation to restore the

Leased Improvements to their condition existing prior to the making of Alterations permitted by this Section. Notwithstanding the foregoing, Lessor acknowledges and consents to Lessee making the Alterations to the Leased Property described in Exhibits D-1, D-2A and D-2B annexed hereto, provided that
(i) such Alterations are comparable in design and quality of construction as the Leased Improvements and (ii) the conditions of clauses (a) - (d), inclusive, above are met. All of the Alterations set forth in Exhibit D-2A shall be completed and a temporary certificate of occupancy covering such Alterations delivered to Lessor's lender CS First Boston Mortgage Capital Corp. ("Lender") prior to April 30, 1997. Lessee agrees to notify Lessor in writing of Lessee's intention to construct any of such Alterations.

         10.2. Right of Lessor's Lender to Provide Financing for Alterations. Lessee acknowledges that Lender, pursuant to Section 60 of that certain deed of trust granted by Lessor to Trustee for the benefit of Lender, (the "Deed of Trust") dated as of the date hereof shall have the option to provide financing for the Alterations described in Exhibit D2-B annexed hereto (the "Phase IIB Financing"). Lessee agrees that the proceeds of the Phase IIB Financing shall be accepted directly by it for use in completing the Alterations in accordance with the terms of this Article X. In the event Lender provides the Phase IIB Financing, Lessee agrees to amend Exhibit C-2 of this Lease to reflect an increase in the Basic Rent equal to the debt service of such financing times the relevant debt service coverage ratio.

         10.3. Salvage. All materials which are scrapped or removed in connection with the making of either Alterations permitted by Section 10.1 or repairs required by Article IX may be treated by Lessee as its own property and Lessee shall be entitled to all salvage resulting therefrom.


                                   ARTICLE XI

         11.1. Environmental Matters. In the event any activity has been, or in the future will be, conducted at the Leased Property or any past, present or future use of the Leased Property in any manner (a) which would cause the Leased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, (b) so as to cause a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, 42 U.S.C. ss.ss. 9601-9657, or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials or (iii) so as to cause the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., or the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., or any other federal, state or local law, rule, or ordinance or regulation relating to Hazardous Materials, Lessee, upon discovery, agrees to promptly notify Lessor and Lessor's Assignees, if any, of any claim made in respect of any of the foregoing. In the event that the Lessee discovers that Hazardous Materials exist on the Leased Property in violation of any applicable law, rule, ordinance or regulation (whether or not disclosed in the Environmental Report) Lessee shall also promptly notify Lessor of such condition and shall with all due diligence take every action necessary to remove such Hazardous Materials in a manner and to the extent required by applicable law.


                                   ARTICLE XII

         12.1. Liens. Subject to Section 13.1 relating to contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Basic Rent or Additional Rent provided under this Lease, not including, however, (a) this Lease, (b) any Indenture, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor and Lessor's Assignees, if any, or any easements which do not materially and adversely affect
(1) the marketability of title to the Leased Property, (2) the use of the Leased Property for all purposes of this Lease or (3) the fair market value of the Leased Property, provided that Lessee shall first have delivered an Officer's Certificate to Lessor and Lessor's Assignees, if any, certifying as to the matters set forth in clauses (1) and (2), (e) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (f) subleases permitted by
Article XXIV, liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet delinquent or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Section 13.1, and (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or sound accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Section 13.1.


                                  ARTICLE XIII

         13.1. Permitted Contests. Lessee, on Lessor's behalf, but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, encumbrance, charge or claim not permitted by Section 12.1, provided that
(a) in the case of an unpaid Imposition, lien, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and/or from the Leased Property, (b) neither the Leased Property nor any rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, terminated, cancelled or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor or Lessor's Assignees, if any, to insure ultimate payment of the same, including, without limitation, all interest and penalties thereon, and to prevent any sale or forfeiture of the Leased Property, the Basic Rent and any Additional Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Section shall not be construed to permit Lessee to contest the payment of Basic Rent, Additional Rent or any other sums payable by Lessee to Lessor hereunder, (e) in the case of an Insurance Requirement, the coverage required by Article XIV shall be maintained, (f) Lessee shall have set aside adequate reserves for the payment of any unpaid Imposition, Legal Requirement, lien, encumbrance or charge, and
(g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee, Lessor shall join as a party therein. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                   ARTICLE XIV

         14.1. Insurance. So long as this Lease remains in effect, Lessee agrees to maintain at all times and at its expense insurance, with deductible provisions not to exceed the sum of $150,000 per policy, covering the Leased Property as follows:

                  (a) insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement, including, but not limited to, riot and civil commotion, malicious mischief, vandalism, windstorm or earthquake, covering the Leased Improvements and Fixtures ("Insured Property") in an amount not less than the greater of (i) 100% of the insurable replacement value of the Insured Property (exclusive of the Land and footings and foundations) and (ii) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Lessee, Lessor or any other insured thereunder from being deemed to be a co-insurer;

                  (b) commercial comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Leased Property (including the adjoining streets, sidewalks and passageways therein) in an amount not less than $10,000,000;

                  (c) business interruption insurance with loss payable to Lessor in an amount not less than 100% of the actual Basic Rent plus any Percentage Rent and all expenses of the Leased Property which Lessee shall be obligated to pay or reimburse under this Lease for the succeeding twelve (12) month period with respect to the Leased Property;

                  (d) insurance against loss or damages from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or thereafter installed at the Land, in such amounts as the Lessor may from time to time reasonably require;

                  (e) flood insurance in an amount equal to the full insurable value of the Insured Property if it is located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act;

                  (f) worker's compensation insurance or other similar insurance which may be required by law;

                  (g) during the period when any addition, alteration, construction, installation or demolition is being made to any part of the Leased Improvements, contingent liability, public liability, completed value, builder's risk (non-reporting form), workmen's compensation and other insurance as is customarily maintained in respect of property similar to the Leased Property under similar circumstances.

Lessee may effect all coverage required herein under its blanket insurance policies, if available thereunder, and all such policies shall be written by companies presently or hereafter insuring the properties of Lessee; provided, however, that (i) any such policy of blanket insurance either shall specify therein, or Lessee shall furnish Lessor a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Leased Property, which amount shall not be less than the amount required pursuant to this Article, (ii) any policy of blanket insurance hereunder shall comply in all respects with the other provisions of this Article, and (iii) the protection afforded Lessor, the Lessor's Assignees, if any, and Lessee under any such policy of blanket insurance shall be no less than that which would have been afforded under a separate policy or policies relating only to the Leased Property. Unless Lessor shall otherwise agree, such insurance shall be written by companies having a "claims paying ability" of not less than "A" from Standard & Poor's.

         14.2. Policy Provisions and Certificates. The insurance maintained by Lessee under clauses (a), (b), (c), (d), (e), and (g) of Section 14.1 shall name Lessor and Lessee, as insureds, as their respective interests may appear, and shall bear a standard non-contributory first mortgagee endorsement, as appropriate, in favor of Lessor's Assignees, if any, as loss payees. The insurance maintained by Lessee under clauses (a), (b), (c) (d), (e), and (g) of
Section 14.1 shall provide that all property losses insured against shall be adjusted by Lessee (subject to Lessor's approval of final settlement of estimated losses of Three Hundred Thousand ($300,000) Dollars or more) and that the proceeds thereof shall be paid to Lessor, to be applied in the manner hereinafter set forth in Section 15.1 and Section 15.3. All insurance maintained by Lessee shall provide that (a) no cancellation or reduction thereof shall be effective until at least thirty (30) days after receipt by Lessor and Lessor's Assignees, if any, of written notice thereof, and (b) all losses shall be payable notwithstanding any act or negligence of Lessor, Lessor's Assignees, if any, or Lessee or their respective agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding (a) the occupation or use of the Leased Property for purposes more hazardous than permitted by the terms of such policy, (b) any foreclosure or other action or proceeding taken pursuant to any provision of any Indenture upon the happening of an event of default thereunder or (c) any change in title or ownership of the Leased Property or any part thereof. Lessee will, within fifteen days after the same first becomes due hereunder, furnish to Lessor and Lessor's Assignees, if any, certificates for the insurance required by Section 14.1, and not less than thirty (30) days before the expiration of any such insurance, certificates evidencing the replacement or renewal thereof, together with written evidence that the premium therefor has been paid.

         14.3. Subrogation. In respect of any real, personal or other property located in, at or upon the Leased Property, and in respect of the Leased Property itself, Lessee hereby releases Lessor and Lessor's Assignees, if any, from any and all liability or responsibility to Lessee or anyone claiming by, through or under Lessee, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the willful fault or gross negligence of Lessor or Lessor's Assignees or anyone for whom any of said Persons may be responsible. If generally available from insurance carriers, Lessee shall require its fire, extended coverage and other casualty insurance carriers to include in lessee's policies a clause or endorsement whereby the insurer waives any rights of subrogation against Lessor and Lessor's Assignees, if any.

         14.4. Other Insurance. Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Article to be furnished by Lessee unless Lessor and Lessor's Assignees, if any, are included therein as named insureds as their respective interests may appear, with loss payable as in this Article provided. Lessee shall immediately notify Lessor and Lessor's Assignees, if any, whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same as provided in this Article.

                                   ARTICLE XV

         15.1. Notice of Damage, Destruction or Taking; Condemnation Awards. In case of any material damage to or destruction of the Leased Property or any part thereof or in case of any Taking, Lessee shall forthwith give notice thereof to Lessor. If Lessor shall be advised by the condemning authority of a proposed Taking, Lessor shall forthwith give notice thereof to Lessee, but its failure to do so shall not affect the rights of the parties as set forth in this Article. In case of any such Taking, damage or destruction, Lessor, shall be entitled to all awards or insurance payments on account thereof, and Lessee hereby irrevocably assigns to Lessor all rights of Lessee to any such award or payment and irrevocably authorizes and empowers Lessor in the name of Lessee or otherwise, to file and prosecute what would otherwise be Lessee's claim for any portion of such award or payment, and to collect, receipt for and retain the same, except as hereinafter provided, excepting and reserving to Lessee its rights to any separate award for relocation expenses, goodwill and trade fixtures (excluding Fixtures). Unless an Event of Default shall have occurred, all sums so received by Lessor, shall be applied in accordance with the provisions of Section 15.3, except that any such sums received with respect to a Taking for temporary use shall be applied in accordance with the provisions of
Section 15.2. If an Event of Default shall have occurred at the time of receipt of any such award or payment, the same shall be paid to and retained by Lessor. Lessee will pay all costs and expenses, including attorneys' fees, incurred by Lessor or Lessor's Assignees, if any, in connection with any such Taking and the seeking and obtaining of any award or payment in respect thereof. For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property shall be deemed to constitute an award made in such proceeding whether or not the same shall have actually been commenced. For the purposes of this Article, the terms "net proceeds" and "net awards" shall mean, respectively, (i) any insurance proceeds in respect of any damage to or destruction of the Leased Property or any part thereof, or (ii) any awards in connection with any Taking thereof, in each case, less all costs and expenses, including attorneys' fees, incurred in connection with the seeking and obtaining of any such proceeds or awards.

         15.2. Taking for Temporary Use. In case of a Taking for temporary use, there shall be no termination, cancellation or modification of this Lease, and Lessee shall continue to perform and comply with (except as such performance and such compliance may be rendered impossible by reason of such Taking) all of its obligations under this Lease and shall in no event be relieved of its obligation to pay punctually all Rent or any other charges payable hereunder. If no Event of Default shall have occurred. Lessor shall pay the net awards received by it (whether by way of damages, rent or otherwise) by reason of such Taking to Lessee. If an Event of Default shall have occurred, any such net award shall be retained by Lessor.

         15.3. Other Taking; Damage or Destruction; Repair or Replacement. (a) If (i) a Taking of the Leased Property, or either the Shrewsbury or Louisville Property in its entirety shall occur or (ii) a Taking of sixty-six and two-thirds percent (66 2/3%) or more of the Leased Improvements or such Leased Improvements located on either the Shrewsbury or Louisville Property shall occur, either party hereto shall have the right to terminate this Lease effective as of the next regularly scheduled date upon which Rent is required to be paid hereunder occurring not less than ninety (90) days nor more than one hundred and eighty (180) days after such Taking (the "Taking-Termination Date") by giving notice (the "Taking-Termination Notice") to the other party of its intention to terminate not later than ninety (90) days prior to the Taking-Termination Date; provided, however, that any such Taking-Termination Notice delivered by Lessee shall contain an irrevocable offer to purchase Lessor's interest in the Leased Property subject to the Taking (or, in the case of the Taking of the entire Leased Property or entire Shrewsbury Property or the entire Louisville Property, Lessor's interest in the proceeds of any Taking payable in connection with such Taking or the right to receive same when made, if payment thereof has yet been made) (the "Taking Purchase Offer") for a Purchase Price (the "Purchase Price") equal to the greater of (i) the Fair Market Value (as hereinafter defined) and (ii) the applicable sum or sums set forth in Exhibit C-1 and C-2. Any such Taking-Termination Notice delivered by Lessee shall also contain an Officer's Certificate stating that the portion of the Leased Property so taken is sufficient to fulfill the condition set forth in this Section. The Taking-Purchase Offer contained in any such Taking-Termination Notice delivered by Lessee may be rejected by Lessor by delivering to Lessee written notice of such rejection not later than forty-five (45) days prior to the Taking-Termination Date, failing which, Lessor shall be conclusively deemed to have accepted such offer. In the event that (x) Lessee delivers a Taking-Termination Notice to Lessor and Lessor rejects the Taking-Purchase Offer contained therein or (y) Lessor delivers a Taking-Termination Notice to Lessee, then, in either event, the entire proceeds of any Taking and the right thereto shall be assigned to and shall belong to Lessor and this Lease shall terminate as of the Taking-Termination Date at which time the parties shall be released from any and all obligations and liabilities arising up to and including the Taking- Termination Notice. In the event that (x) Lessor shall not have rejected a Taking-Purchase Offer which it has received from Lessee and (y) Lessor shall not have delivered a Taking- Termination Notice to Lessee, the entire proceeds of any Taking and the rights thereto shall be assigned to and belong to Lessee and Lessor shall transfer and convey its remaining interest (if any) in the Leased Property to Lessee on the Taking-Termination Date in accordance with Section 15.4 hereof and shall pay to Lessee the proceeds of any Taking actually received upon payment by Lessee of the Purchase Price, together with all other sums due and payable by Lessee under this Lease, at which time this Lease shall terminate and the parties shall be released from any and all obligations and liabilities that arose up to and including the Taking Termination Date.

         (b) Except as otherwise provided in Subsection (a) hereof, in case of any damage to or destruction of the Leased Property or any part thereof, or in case of any Taking other than for temporary use, Lessee will, at its expense, promptly commence and complete with due diligence (subject to Unavoidable Delays) the replacement and repair of the Leased Property in order to restore it as nearly as practicable to the value and condition thereof immediately prior to such damage, destruction or Taking, whether or not the insurance proceeds or the award for the Taking shall be sufficient for such purpose. If the cost of restoring the Leased Property is estimated by an independent architect or engineer to exceed the net awards or net proceeds available therefor, Lessee shall expend its own funds to the extent of such excess before making application for receipt of such proceeds or awards as hereinafter provided. In such event, the net proceeds of insurance and the net awards for the Taking received by Lessor shall, if no Event of Default shall have occurred, be paid to Lessee (or as Lessee may direct), from time to time (but not more often than monthly) as the Leased Property is replaced or repaired, in amounts equal to the cost of such replacement and repair, upon delivery to Lessor of an Officer's Certificate and a certificate of an engineer or architect satisfactory to Lessor certifying, in each case, the amount to be paid (which may represent amounts theretofore paid by Lessee in the effectuation of such repairs or replacements and not reimbursed hereunder or amounts due and payable by Lessee therefor, or both). If an Event of Default shall have occurred, Lessor may, at its option, retain all or of any portion of net proceeds of insurance and/or net awards for a Taking. Notwithstanding anything to the contrary contained herein, upon the occurrence of a casualty, the cost of restoration of which is $200,000 or less, Lessee shall be entitled to receive the net proceeds and apply the same to the restoration of the Leased Property in accordance with the terms hereof. Upon completion of construction, Lessee shall deliver to Lessor (i) a copy of a permanent, unconditional certificate of occupancy for the Leased Property and
(ii) an Officer's

Certificate and a certificate of an engineer or architect satisfactory to Lessor certifying to the completion of the repair or replacement of the Leased Property, the payment of the cost thereof in full, and the amount of such cost, and upon receipt of such certificates by Lessor, any balance of such proceeds and awards or other payments not required to be held or applied in accordance with the preceding sentence, shall if no Event of Default shall have occurred,
(1) in the case of insurance proceeds, be paid over to, and retained by Lessee, and (2) in the case of an award for a Taking, be paid over to Lessor. In the event of a Taking of such character as not to require any repair or replacement of the Leased Improvements, and upon delivery to Lessor of an Officer's Certificate certifying that such partial Taking has not materially affected the condition or use of the Leased Property, any net award or other payment for such Taking shall, if no Event of Default shall have occurred, be paid over to Lessor. If an Event of Default shall have occurred prior to the time of Lessor's receipt of any insurance proceeds or awards or other payment for a Taking pursuant to this Section, the same shall be applied in the manner specified in any Indenture.

         15.4. Purchase By Lessee In Event of Taking. In the event that any offer made by Lessee to Purchase the Leased Property pursuant to Section 15.3(a) hereof is accepted or deemed to be accepted by Lessor, closing shall occur at a location mutually agreeable to Lessor and Lessee provided, however, if Lessor and Lessee are unable to agree on such location, closing shall occur at the offices of Lessor's attorneys. On or before the closing date of such purchase, Lessee shall pay to Lessor the Purchase Price and Lessor shall deliver to Lessee an executed and acknowledged quit claim deed conveying the Leased Property to Lessee in its "As-Is, Where-Is" condition without any representations or warranties (express or implied) and subject to those liens, exceptions and other matters of record existing as of the date hereof and any liens, exceptions and other matters of record created during the terms of this Lease but free of the lien of any mortgage encumbering fee title to the Leased Property. Lessee shall pay any escrow fees, recording fees, title insurance premiums and all other charges incidental to the conveyance and transfer of the Leased Property. The fair market value of the Leased Property ("Fair Market Value") in connection with any such purchase shall be determined by an independent MAI appraiser acceptable to both Lessor and Lessee. The Fair Market Value shall be determined as of the day immediately preceding any Taking which gives rise to a Taking-Termination Notice, and, in determining the Fair Market Value, the Leased Property shall be deemed unencumbered by this Lease and used for research and development facilities. If Lessor and Lessee are unable to agree on an appraiser within fifteen (15) days of the giving of the offer, each shall retain an independent MAI appraiser within fifteen (15) days thereafter to determine the Fair Market Value of the Leased Property. The appraisal or appraisals required by the foregoing sentences shall be available not less than sixty (60) days prior to the termination date of this Lease. If the higher fair market value determined by either such appraiser is not more than ten percent (10%) higher than the lower fair market value, the arithmetic mean of the two fair market values shall be the Fair Market Value; otherwise, the two appraisers shall select a third MAI appraiser within fifteen
(15) days of the receipt of such appraisals to determine the Fair Market Value of the Leased Property (which appraisal shall be available not less than 15 days prior to the termination date of this Lease), provided that the Fair Market Value shall not be lower than the lower of the two original appraisals nor higher than the higher of the two appraisals. In the event that the two appraisers fail to appoint a third appraiser with such fifteen (15) day period, then either party may request a court having applicable jurisdiction to appoint a third appraiser. Lessor and Lessee shall each pay the fees and expenses of the appraiser retained by each and shall each pay one-half (1/2) of the fees and expenses of the third appraiser, if a third appraiser is required.


                                   ARTICLE XVI

         16.1. Representations and Warranties. Lessee hereby presents and warrants the following:

                  (a) the buildings and improvements on the Land have been (i) constructed in compliance in all material respects with the requirements of all laws, ordinances, rules, regulations and restrictions of record applicable thereto (including, without limitation, those relating to environmental protection) and all bills for labor and materials in connection with the construction thereof have been paid in full or provided for, and (ii) completed in all material respects in accordance with plans and specifications approved by Lessee;

                  (b) the Leased Property has been accepted by Lessee for all purposes of this Lease and there has been no material damage to the buildings and improvements thereon which has not been repaired nor are any condemnation are eminent domain proceedings pending (or, to the best knowledge of Lessee, threatened) with respect thereto;

                  (c) all public utilities, including, but not limited to, water, sewer, gas if necessary, and electricity, have been connected to the Leased Property and are adequate for the intended use of the Leased Property;

                  (d) means of ingress and egress, streets, parking and drainage facilities are available to service the Leased
         Property and are adequate for the intended use of the Leased
         Property;

                  (e) all material permits, licenses and certificates (including, without limitation, permanent certificates of occupancy (subject only to minor conditions)) and all environmental permits and approvals which are necessary to permit the use of the Leased Property in accordance with the provisions of this Lease have been obtained and are in full force and effect;

                  (f) under applicable zoning and use laws, ordinances, rules and regulations, the Leased Property may be used for purposes contemplated by this Lease and all necessary subdivision approvals have been obtained;

                  (g) any exceptions to Lessor's title to the Leased Property will not materially interfere with the intended use of the Leased Property by Lessee in accordance with the provisions of this Lease and such exceptions will not materially adversely affect the value thereof;

                  (h) to the best of Lessee's knowledge, except as may be disclosed in the Environmental Report (i) no Hazardous Materials have been integrated into any part of the Leased Property in violation of any applicable law; (ii) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time been instituted, completed or threatened against the Leased Property, or against any Person with respect to the Leased Property, pursuant to any law, ordinance, rule or regulation; (iii) no violation or non-compliance with any such law, ordinance, rule or regulations relating to Hazardous Materials has occurred with respect to the Leased Property at any time;
         (iv) no claims have, at any time, been made or threatened by any third party against the Leased Property or against any Person with respect to any Leased Property, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials located on the Leased Property; and (v) no activity has been conducted that would cause the Leased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, or otherwise bring the Leased Property within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., or any state or local ordinance or regulation relating to Hazardous Materials; and

                  (i) (i) no Default exists hereunder and (ii) there exists no offset, defense or claim with respect to any rents or other sums to be paid by Lessee hereunder as of the Commencement Date.


                                  ARTICLE XVII

         17.1. Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

         (a) if Lessee shall fail to make payment of any Basic Rent or Additional Rent payable by Lessee under this Lease when the same becomes due and payable, or

         (b) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure shall continue for a period of thirty (30) days after notice thereof, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or

         (c) if Lessee or any Significant Subsidiary shall make a general assignment for the benefit of its creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief, or shall admit in writing its inability to pay its debts as they mature, or

         (d) if any proceeding against Lessee or any Significant Subsidiary seeking any of the relief mentioned in clause (c) of this Section shall not have been stayed or dismissed within sixty (60) days after the commencement thereof, or

         (e) if a trustee, receiver or liquidator of Lessee or any Significant Subsidiary or of any substantial part of its properties or assets, or of Lessee's estate or interest in the Leased Property, shall be appointed with the consent or acquiescence of Lessee, or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for a period of sixty (60) consecutive days, or

         (f) if Lessee or any Significant Subsidiary shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all its assets (other than in connection with a merger of Lessee into, or a sale of all or substantially all of Lessee's assets to, another corporation provided that the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance satisfactory to Lessor and Lessor's Assignees, if any, accompanied by an opinion of counsel, satisfactory to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms, and provided further that immediately after giving effect to any such merger the Lessee or other corporation (if not the Lessee) surviving the same shall have a Consolidated Tangible Net Worth at least equal to the Consolidated Tangible Net Worth of Lessee immediately prior to such merger), or

         (g) if Lessee shall fail to perform any term or provision of the Consent and such failure shall continue for a period of five (5) days after notice thereof, or

         (h) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within sixty (60) days after commencement thereof (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Section 13.01 hereof), or

         (i) if the then current use or occupancy of the Leased Property shall be permitted pursuant to then applicable zoning laws only for so long as such use or occupancy shall be continued, and Lessee shall discontinue such use or occupancy without the prior written consent of Lessor, except in the event such use or occupancy is written rendered impossible due to a Taking or damage to the Leased Property and is involuntarily discontinued by Lessee pursuant to Section 15.3(b), or

         (j) if any of the representations or warranties made by Lessee in this Lease, the Consent or in any other document, certificate or instrument delivered in connection herewith proves to be untrue in any material respect, or

         (k) there shall be rendered against the Lessee or any Significant Subsidiary final judgment for the payment of money in excess of $500,000 and the Lessee or any Significant Subsidiary, as the case may be, shall have failed to satisfy such judgment or to appeal therefrom (or from the order, decree or process pursuant to which such judgment was granted, passed, entered or affirmed) and to obtain a stay of execution thereof within the period prescribed by law for appeals, and to have such judgment discharged within sixty (60) days after the expiration of such period or the period of any such stay, whichever shall later expire, or

         (l) if Lessee shall fail to maintain its Net Worth plus
Subordinated Debt in the amount of at least Five Hundred Million
Dollars ($500,000,000), or

         (m) if the ratio of Lessee's (i) Senior Debt to (ii) Net
Worth plus Subordinated Debt exceeds 1.0:1.0, or

         (n) if a change in control of Lessee occurs during the first Lease Year and the implied corporate debt rating of Lessee (or the Successor Corporation, as defined in Section 24.3, if applicable) immediately following such change in control is reduced from BB by Standard & Poor's as of the date of this Lease. For purposes hereof "change in control" means a transfer of more than 50% of the capital stock of Lessee, excluding any transfer of the outstanding capital stock of Lessee by Persons or parties through the "over-the-counter" market or any recognized national securities exchange, or the transfer of capital stock by gift or devise or to the heirs of a stockholder through an estate in the event of the death of a stockholder intestate, shall not be included in the calculation of such 50%, then, and in any such event, Lessor may terminate this Lease by giving Lessee notice of such termination and upon the giving of such notice, the Term shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor as a result of Lessee's breach of this Lease.

         Lessee will pay as Additional Rent all costs and expenses incurred by or on behalf of Lessor, including, without limitation, attorneys' fees and expenses, as a result of any Event of Default hereunder.

         17.2. Surrender; Entry by Lessor. If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessee shall, if required by Lessor so to do, immediately surrender the Leased Property to Lessor and quit the same, and if permitted by applicable law, Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all personal property from the Leased Property. Lessor shall be under no liability for or by reason of any such entry, repossession or removal.

         17.3. Reletting by Lessor. If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessor, without notice to Lessee, may, but shall be under no obligation to, relet the Leased Property or any part thereof for the account of Lessee, in the name of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the then current Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and may collect, receive and retain the rents resulting from such reletting.

         17.4. Current Liquidated Damages. Neither (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable to and including the date of such termination. Thereafter, monthly on the days on which the Basic Rent would have been payable under this Lease if the same had not been terminated and until the end of what would have been the then current Term in the absence of such termination, Lessee, at Lessor's option, shall pay Lessor as and for liquidated and agreed current damages for Lessee's default:

              (i) an amount equal to the Basic Rent and Additional Rent that would have been payable by Lessee hereunder if the Term had not been terminated, less

             (ii) the net proceeds, if any, of any reletting of the Leased Property or any part thereof, after deducting all of Lessor's expenses in connection therewith, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and any repair or alteration costs and expenses incurred in preparation for such reletting.

         17.5. Final Liquidated Damages. At any time after the termination of this Lease pursuant to Section 17.1, whether or not Lessor shall have collected any current damages pursuant to Section 17.4, Lessor, at its option, shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand as and for liquidated and agreed final damages for Lessee's default (it being agreed that it would be impractical or extremely difficult to fix the actual damages), and in lieu of all current damages provided in Section 17.4 beyond the date to which the same shall have been paid,

                  (a) the sum of (i) any past due Rent together with interest thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of all sums due and owing at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser), (ii) the remaining payments of Basic Rent (which would otherwise have become due during the remainder of the then current Term but for such termination) as of the later of the date to which Basic Rent shall have been paid or the date to which Lessee shall have paid current damages pursuant to Section 17.4 together with interest thereon computed from the later of such dates to the date of payment of all sums due and owing at the Overdue Rate, and (iii) an amount equal to the Additional Rent and other charges (as reasonably estimated by Lessor) which would be payable hereunder from such date for what would have been the then unexpired current Term had the same not been terminated calculated on a quarterly basis, less

                  (b) the then fair net rental value of the Leased Property for the period from the date of payment of such liquidated damages to the date which would have been the then expiration date of the then current Term had this Lease not been terminated (after deducting all reasonable estimated expenses to be incurred in connection with reletting the Leased Property, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and repair and alteration costs and expenses).

If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

         17.6. Waiver. If this Lease is terminated pursuant to Section 17.1, Lessee waives, to the extent permitted by applicable law, (a) any right which may require Lessor to sell, lease or otherwise use its interest in the Leased Property or any part thereof in mitigation of Lessor's damages as set forth in this Article XVII, (b) any notice of re-entry or of the institution of legal proceedings to that end, (c) any right of redemption, re-entry or repossession,
(d) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, (e) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and
(f) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article
XVII.


                                  ARTICLE XVIII

         18.1. Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.


                                   ARTICLE XIX

         19.1. Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof (except pursuant to the provisions of Section 6.2), such possession shall be as a month-to-month tenant and otherwise on the same terms and conditions as this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease but shall have no rights thereunder other than the right to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE XX

         20.1. Release. (a) Lessee acknowledges that Lessor may seek a release of a portion of the Leased Property more particularly described in Exhibit D attached hereto (the "Out Parcel") from that certain mortgage or deed of trust, as applicable, (the "Mortgage") encumbering, inter alia, the Out Parcel dated of even date herewith given by Lessor to Lender.

In the event of a release of Out Parcel from the lien of the Mortgage, Exhibit A-1 of this Lease shall be amended to reflect the release of the Out Parcel. No adjustment in Rent shall occur in the event of a release of the Out Parcel in accordance with the terms hereof.

         (c) In the event of the Release of the entire Shrewsbury Property from the mortgage of even date herewith from Lessor to Lender which encumbers the Shrewsbury Property, the obligation of Lessee to pay Basic Rent allocable to the Shrewsbury Property pursuant to Exhibit C-1 attached hereto shall cease and the Basic Rent shall be solely that amount set forth in Exhibit C-2 attached hereto and this Lease shall be amended to delete Exhibit A-1 attached hereto.

         (d) In the event of a Release of the entire Louisville Property from the deed of trust of even date herewith from Lessor for the benefit of Lender which encumbers the Louisville Property, the obligation of Lessee to pay the Basic Rent allocable to the Louisville Property pursuant to Exhibit C-2 shall cease and the Basic Rent shall be solely that amount set forth in Exhibit C-1 attached hereto and this Lease shall be amended to delete Exhibit A-2 attached hereto.


                                   ARTICLE XXI

         21.1. No Recourse to Lessor. No recourse shall be had against the Lessor, or its successors or assigns, or its employees, officers, directors or shareholders for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease. In the event of any such failure, recourse shall be had solely against the Leased Property. Nothing contained in the foregoing, however, shall restrict the right of Lessee to commence any proceeding against Lessor for the breach of its agreements or covenants contained in this Lease; provided, however, that, in the event that any judgment is obtained against Lessor, the same shall not be the basis of a right of offset, deferment or reduction of the Rent due hereunder.


                                  ARTICLE XXII

         22.1. Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in con-sequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions

(other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor. None of the events mentioned in this Section shall entitle Lessee to any abatement of Basic Rent or Additional Rent, except as specifically provided herein.


                                  ARTICLE XXIII

         23.1. Indemnification by Lessee. Lessee will protect, indemnify, save harmless and defend Lessor and Lessor's Assignees, if any, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor or any of Lessor's Assignees, if any, by reason of: (i) the acquisition and ownership of, or the holding of any security in, the Leased Property, (ii) any accident, injury to or death of persons or loss of or damage to property occurring (y) on or about the Leased Property or (z) adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways (collectively, the "Adjacent Property"), unless the Adjacent Property is owned by or secures a loan made by Lender and Lessor otherwise has no liability for such accident, injury, death or loss of or damage to property, (iii) any use, non-use or condition in, on or about the Leased Property, or any part thereof or the Adjacent Property, unless the Adjacent Property is owned by, or secures a loan made by Lender and Lessor otherwise has no liability for such use, nonuse or condition, (iv) any Impositions, (v) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (vi) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, (vii) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder, (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from, or affecting the Leased Property or any other property (the "Other Property"), unless such Other Property is owned by, or secures a loan made by, Lender and Lessor otherwise has no liability therefor, (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (x) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials, or (xi) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses of any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. Any amounts which become payable by Lessee under this Section shall be paid on demand, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor, or any of Lessor's Assignees, if any, and may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor against its own affirmative grossly negligent acts or willful acts. Lessee's liability for a breach of the provisions of this Section arising during the Term hereof shall survive any termination of this Lease.


                                  ARTICLE XXIV

         24.1. Subletting and Assignment; Attornment. Neither this Lease nor any part hereof nor the interest of Lessee in any sublease or the rental thereunder, shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Lessee, Lessee's legal representatives or successors in interest and neither the Leased Property, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Lessee or anyone claiming under or through Lessee, or shall be sublet or used, occupied or utilized by anyone other than Lessee, without the prior written consent of Lessor, except as otherwise expressly provided in this Article and except that the Leased Property may be used, occupied or utilized by a Related Corporation (as hereinafter defined) without Lessor's consent provided that Lessee provides to Lessor such information as Lessor reasonably requests regarding such use, occupation or utilization and except that this Lease may be assigned to a Related Corporation without Lessor's consent provided that such assignee shall have assumed all of the obligations of Lessee hereunder including, without limitation, the provisions of this Article by a written assumption agreement and a copy of such agreement shall have been provided to Lessor and Lessor's Assignee promptly after the execution thereof. "Related Corporation" shall mean a corporation or other business entity (a) which controls, is controlled by or is under common control with Lessee, which, for the purposes of this definition, shall mean with respect to any Person the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through the ownership of voting security or other ownership interests or (b) with which Lessee has a contractual relationship which Lessee deems advantageous to it in the conduct of Lessee's ordinary course of business including, but not limited to, an entity which supplies goods or services used in Lessee's business operations. For the purposes of this Article
(a) the issuance of interests in Lessee or any subtenant (whether stock, partnership or otherwise) to any Person or any group of related Persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance such Person or group shall have control of Lessee or such subtenant, shall be deemed an assignment of this Lease, or such sublease, (b) a transfer of more than 50% in interest of Lessee or any subtenant (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed an assignment of this Lease, or such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate lessee or subtenant, by Persons or parties through the "over-the-counter" market or any recognized national securities exchange, or the transfer of capital stock by gift or devise or to the heirs of a stockholder through an estate in the event of the death of a stockholder intestate, shall not be included in the calculation of such 50%, and (c) a modification, amendment or extension of a sublease which extends the term of such sublease or reduces the rent payable under such sublease shall be deemed a new subletting for the purposes of this Article. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Lessee in contravention of this Article shall be void. Each sublease of all or any portion of the Leased Property shall contain provisions identical in effect to the provisions of this Article and shall also require Lessor's consent to any assignment of such sublease or any further subletting thereunder. Lessor agrees that it will not unreasonably withhold its consent to an assignment of this Lease nor to a subletting of all or any part of the Leased Property upon and subject to the terms and conditions of this Article. Anything contained in this Article to the contrary notwithstanding, in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions contained in this Lease to be performed by Lessee.

         24.2. Requirements for Subleases and Assignments. If Lessee shall request Lessor's consent to any assignment of this Lease or any subletting of all or any part of the Leased Property, Lessor's obligation to consent to such an assignment or subletting and each such assignment or subletting shall be upon and subject to the following terms and conditions: (a) Lessee shall have submitted to Lessor such information regarding the proposed assignee or subtenant as Lessor shall have reasonably requested, which information shall show that the proposed assignee or subtenant is financially responsible and is reputable and of good character and that the proposed use of the Leased Property by the assignee or subtenant shall be permitted by this Lease; (b) in the case of an assignment, the proposed assignee shall be a single purpose bankruptcy remote entity acceptable to Lessor and Lessor's Assignees and shall have agreed to assume all of the obligations of the Lessee under this Lease by an agreement of assignment and assumption in form and substance reasonably satisfactory to Lessor (such form having been submitted to Lessor for its approval prior to execution); (c) a fully executed copy of the assignment or sublease shall be submitted to Lessor no less than ten (10) days after the effective date thereof;
(d) each sublease shall contain provisions to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (ii) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Lessor's option, attorn to Lessor and waive any right the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (iii) in the event Lessor has elected to require the subtenant to attorn to the Lessor and the subtenant thereunder receives a written notice from Lessor or Lessor's Assignees, if any, stating that Lessee is in Default under this Lease, the subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such notice, or as such party may direct and recognize Lessor as the landlord under and in accordance with the terms of such sublease, except that Lessor shall not
(A) be liable for any previous act or omission of Lessee under such sublease,
(B) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Lessee, or (C) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent (all rentals received from the subtenant by Lessor or Lessor's Assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease); (e) in the case of a subletting, the fixed rent and additional rent for any such subletting shall not be less than the fair market rental value of the Leased Property or the portion thereof which is covered by such sublease for a comparable term in comparable buildings in the State and the surrounding area; (f) Lessee shall not be in Default under this Lease either at the time Lessor's consent to such subletting or assignment is requested or the commencement of the term of any proposed sublease or upon the effective date of any such assignment; and (g) Lessee shall reimburse Lessor for any reasonable cost that may be incurred by Lessor in connection with such sublease or assignment, including the cost of making investigation as to the acceptability of a proposed subtenant or assignee.






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



         24.3. Transfer to Successor Corporation. Lessee may, upon notice to Lessor but without Lessor's consent, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a Successor Corporation (as hereinafter defined), provided that Lessee shall not be in default in the performance of any of its obligations under this Lease after expiration of any applicable grace period. "Successor Corporation" shall mean (a) a corporation into which or with which Lessee, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this Lease and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Lessee, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Lessee, its corporate successors and assigns, (c) or a corporation which acquires all of the issued and outstanding capital stock of Lessee, or (d) any corporate successor to a Successor Corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby. The acquisition by Lessee, its corporate successors or assigns, of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.


                                   ARTICLE XXV

         25.1. Officer's Certificates and Financial Statements. (a) At any time and from time to time upon not less than ten (10) days prior request by Lessor, but in no event more frequently than once in any three (3) month period, Lessee will furnish to Lessor an Officer's Certificate certifying any or all of the following as requested, (i) that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Basic Rent and all Additional Rent have been paid, (ii) either that Lessee does not know of any default in the performance of any provisions of this Lease or specifying any Default of which Lessee may have knowledge and stating what action Lessee is taking or proposes to take with respect thereto, and (iii) that, there are no proceedings pending or, to the best





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



knowledge of Lessee, threatened against Lessee before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Lessee, or, if any such proceedings are pending or threatened to the knowledge of Lessee, specifying and describing the same. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, Lessor's Assignees, if any, and any prospective purchaser of the Leased Property. Lessee will also furnish Lessor, upon request of Lessor, an Officer's Certificate certifying the amount of the Consolidated Tangible Net Worth of Lessee, as shown on the most current consolidated balance sheet of Lessee and its consolidated subsidiaries.

         (b) Lessee will furnish the following statements to Lessor and Lessor's Assignees:

             (i) within 120 days after the end of each of Lessee's fiscal years, and together with the annual audit report furnished in accordance with clause (i), an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease or if Lessee shall be in Default to its knowledge, specifying all such Defaults, the nature thereof, and the steps being taken to remedy the same,

            (ii) with reasonable promptness, copies of all financial statements and reports which Lessee shall send to its stockholders, and copies of each Form 10-K, Form 10-Q, Form 8-K, proxy statement and registration statement (other than Form S-8 registration statements), or copies of any successor forms or statements substituted therefor, which Lessee shall file with the Securities and Exchange Commission or any governmental agency substituted therefor, and

            (iii) with reasonable promptness, such other information, consistent with the disclosure requirements of the federal securities laws, respecting the financial condition and affairs of Lessee, as Lessor may request from time to time.


                                  ARTICLE XXVI

         26.1. Lessor's Right to Inspect. Lessee shall permit Lessor and Lessor's Assignees, if any, and their respective authorized representatives to inspect the Leased Property during usual business hours upon reasonable prior notice. Such entry





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



shall be accomplished in a reasonable manner which avoids interference with the conduct by Lessee of its operations.


                                  ARTICLE XXVII

         27.1. No Waiver by Lessor. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceeding under any Indenture shall effectuate a termination of this Lease or discharge or otherwise affect the obligations of Lessee hereunder.


                                 ARTICLE XXVIII

         28.1. Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.


                                  ARTICLE XXIX

         29.1. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                   ARTICLE XXX

         30.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby





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



or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property or any interest therein.


                                  ARTICLE XXXI

         31.1. Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease and all such future liabilities and obligations shall thereupon be binding upon the new owner, subject to the provisions of Article XXI.


                                  ARTICLE XXXII

         32.1. Quiet Enjoyment. So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or Lessor's Assignees, if any, or anyone claiming by, through or under any of them, but subject to all liens and encumbrances of record. No failure by Lessor or Lessor's Assignees, if any, to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Basic Rent or Additional Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.


                                 ARTICLE XXXIII

         33.1. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered, telegraphed or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

         (a)      if to Lessee:
                  Quantum Corporation
                  500 McCarthy Boulevard
                  Milpitas, California 95035
                  Attention:  Andrew L. Kryder, Esq.

         (b)      if to Lessor:
                  Quantum Peripherals Realty Corporation





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



                  500 McCarthy Boulevard
                  Milpitas, California 95035
                  Attention:  Andrew L. Kryder, Esq.

or to such other address as either party may hereafter designate, and shall be effective upon receipt, if hand delivered, as evidenced by a receipt signed by a Person at such address or upon expiration of five days after the day of mailing.


                                  ARTICLE XXXIV

         34.1. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Lessee arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges or interest provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and recordable form signed by Lessor, Lessee and Lessor's Assignees. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of Massachusetts with respect to the Leased Property described in Exhibit A-1 and Colorado with respect to the Leased Property described in Exhibit A-2.

                                  ARTICLE XXXV

         35.1. Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State, in which reference to this Lease shall be made.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed and Lessee has caused its corporate seal to be hereunto affixed and attested by its officer thereunto duly authorized.



                                            QUANTUM PERIPHERALS REALTY
                                            CORPORATION, Lessor

Attest:


\s\ Edward McClammy                       By: \s\Andrew Kryder
-------------------                           -----------------
Vice President                                Title:  President



[Corporate Seal]


                                           QUANTUM CORPORATION, Lessee




                                           By: \s\Andrew Kryder
                                               -----------------
                                               Title: Vice President,
                                               Corporate General Counsel

Attest:

\s\David B. Harrison
--------------------

Assistant Secretary


[Corporate Seal]